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                                                                    EXHIBIT 10.2

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of November _____, 2002, by and among RADIO UNICA OF DENVER LICENSE CORP., a Delaware corporation ("LICENSEE"), RADIO UNICA OF DENVER, INC., a Delaware corporation ("OPERATING COMPANY", and together with Licensee, the "SELLER"), and NRC BROADCASTING, INC., a Delaware corporation ("BUYER").

                                   WITNESSETH:

     WHEREAS, Seller owns and operates radio station KCUV(AM), Englewood, Colorado (the "Station") and Licensee holds certain licenses issued by the Federal Communications Commission (the "FCC") with respect to the Station; and

     WHEREAS, on the terms and conditions described herein, Seller desires to sell and Buyer desires to acquire substantially all of the assets owned or leased by Seller and used or useful in connection with the operation of the Station;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, and for good and valuable consideration, the receipt and adequacy of which is acknowledged by the parties, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1.
                               PURCHASE OF ASSETS

     1.1 TRANSFER OF ASSETS. On the Closing Date (as hereinafter defined), subject to the provisions hereof, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase from Seller, substantially all of the assets, properties, interests and rights of Seller of whatsoever kind and nature, real and personal, tangible and intangible, which are used or held for use in connection with the operation of the Station (collectively, the "Station Assets"), free and clear of all liens, encumbrances, debts, security interests, mortgages, trusts, claims, pledges, conditional sales agreements, charges, covenants, conditions or restrictions of any kind, except current taxes not yet due and payable (collectively, "LIENS"). The Station Assets shall include, without limitation, the following (but excluding the assets specified in Section
1.2 hereof and subject to the limitations otherwise set forth in this Section 1.1):

           (a) All licenses, permits and other authorizations, including applications with respect thereto, relating to the Station issued to Seller by the FCC or any other governmental authority on or prior to the Closing Date, together with renewals or modifications thereof, including, without limitation, the licenses, permits, authorizations and applications identified on SCHEDULE 1.1(a) attached hereto (the licenses, permits, authorizations issued by the FCC and applications pending before the FCC collectively are referred to herein as the "FCC Licenses";

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the FCC Licenses and the licenses, permits and other authorizations issued by any other governmental authority collectively are referred to herein as the "Station Licenses");

           (b) All equipment, office furniture and fixtures, office materials and supplies, inventory and other tangible personal property, together with any additions thereto or replacements thereof made between the date hereof and the Closing Date, and less any retirements or dispositions thereof made between the date hereof and the Closing Date which are replaced with items of equal or greater value, consisting solely of the property identified on SCHEDULE 1.1(b) attached hereto (collectively, the "Tangible Personal Property");

           (c) Seller's right, title and interest in and to the Seller's contracts, agreements and operating leases (but excluding any agreement for borrowed money, including any mortgage) written or oral, relating to the operation of the Station and specifically identified on SCHEDULE 1.1(c) hereto, together with all contracts, agreements and operating leases entered into or acquired by Seller between the date hereof and the Closing Date which Buyer has approved in writing before their execution, and in each case solely those agreements which Buyer has agreed to assume in writing at the Closing (as hereinafter defined) (collectively, the "Contracts");

           (d) All of Seller's right, title and interest in and to the call letters "KCUV(AM)" and all trademarks, trade names, service marks, franchises, copyrights, including registrations and applications for registration of any of them, jingles, logos and slogans used in the conduct of the business and operation of the Station and either owned by Seller or licensed to Seller on the date hereof, together with any associated goodwill and any additions thereto between the date hereof and the Closing Date, including but not limited to those described on SCHEDULE 1.1(d) attached hereto and excluding "Radio Unica" or any phrase of which "Radio Unica" is a part (collectively, the "Intellectual Property");

           (e) All of Seller's right, title and interest in and to all of the real property owned or leased by Seller in connection with the operation of the Station, specifically including, without limitation, a certain 18 acre parcel of owned real property used at the tower site facility for the Station (the "Tower Site Property"), and a leased property used as the Station broadcast studio (the "Studio Lease" or "Studio Property"), and all of Seller's ownership or leasehold rights, in and to any buildings, fixtures, and improvements located thereon, together with any additions thereto between the date hereof and the Closing Date, including but not limited to those described on SCHEDULE 1.1(e) hereto (collectively, the "Real Property"); and

           (f) All files, records, and books of account relating to, or which are located at the premises of, the Station, including, without limitation, programming information and studies, technical information and engineering data, news and advertising studies or consulting reports, marketing and demographic data, lists of advertisers, promotional materials, filings with the FCC, copies of all written contracts to be assigned hereunder, logs, the public inspection file and copies of all software programs used in connection with the operation of the Station.

     1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that the Station Assets shall not include the following assets along with all right, title and interest therein (collectively, the "Excluded Assets"):

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           (a) All cash, cash equivalents or similar type investments of Seller, such as certificates of deposit, Treasury bills and other marketable securities on hand and/or in banks, and all accounts receivable generated from broadcasts by Seller prior to the Closing Date;

           (b) All contracts or agreements to which Seller is a party that (i) have been terminated in accordance herewith, (ii) have expired prior to the Closing Date in the ordinary course of business, or (iii) Buyer has not assumed, as further described in Sections 2.1 and 2.2 hereof;

           (c) Seller's corporate seal, minute books, charter documents, corporate stock record books and such other books and records relating to the organization, existence or capitalization of Seller and duplicate copies of such records conveyed to Buyer as are necessary to enable Seller to file its tax returns and reports as well as any other records or materials relating to Seller generally and not involving the Station's operations;

           (d) Contracts of insurance and all insurance proceeds or claims made by Seller relating to property or equipment repaired, replaced or restored by Seller prior to the Closing Date;

           (e) Any and all claims made by Seller with respect to transactions prior to the Closing Date and the proceeds thereof, except claims with respect to obligations to be assumed by Buyer pursuant to Section 2.1 hereof;

           (f) All other rights, interests or intangible assets of Seller which are not specifically identified on SCHEDULE 1.1(b) or which are identified on
SCHEDULE 1.2(f);

           (g) Any books and records relating to any of the foregoing, except to the extent that Buyer wishes to make, at its expense, a duplicate copy of such materials in order to facilitate its operation of the Station and conduct of its business; and

           (h) All tangible personal property disposed of in the ordinary course of business as permitted under this Agreement.

                                   ARTICLE 2.
                            ASSUMPTION OF OBLIGATIONS

     2.1 ASSUMPTION OF OBLIGATIONS. Subject to the provisions of Section 2.2 and Section 3.4 hereof, on the Closing Date, Buyer shall assume and undertake to pay, satisfy or discharge the liabilities and obligations of Seller arising or to be performed on or after the Closing Date under the Contracts to be assumed by Buyer and included on SCHEDULE 1.1(c) AND THE STUDIO LEASE, except obligations which arise after the Closing Date as a result of a default by Seller under any Contract or the Studio Lease prior to the Closing Date. All of the foregoing assumed liabilities and obligations shall be referred to herein collectively as the "Assumed Liabilities." In addition to the Assumed Liabilities, Buyer shall also have the indemnification responsibilities set forth in Section 12.3 hereof and Seller shall have the indemnification responsibilities set forth in Section 12.2 hereof.

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     2.2   RETAINED LIABILITIES. Except as set forth in Section 2.1 hereof,
Buyer expressly does not, and shall not, assume or be deemed to assume, under this Agreement or otherwise by reason of the transactions contemplated hereby, any liability, obligation, commitment, undertaking, expense or agreement of Seller of any nature whatsoever, including any mortgage or other agreement for borrowed money, whether known or unknown or absolute or contingent. All of such liabilities and obligations shall be referred to herein collectively as the "Retained Liabilities." Without limiting the generality of the foregoing, it is understood and agreed that Buyer is not agreeing to assume, and shall not assume, any liability or obligation of Seller to Seller's employees, including without limitation any such liability or obligation in respect of wages, salaries, bonuses, accrued vacation or sick pay.

                                   ARTICLE 3.
                                  CONSIDERATION

     3.1 PURCHASE PRICE. In consideration for the sale, assignment, transfer and conveyance of the Station Assets, at Closing Buyer shall pay the sum of THREE MILLION THREE HUNDRED TWENTY FOUR THOUSAND DOLLARS ($3,324,000.00) (the "PURCHASE PRICE") to Seller, plus or minus any adjustment to be made pursuant to
Section 3.4 hereof, such Purchase Price to be delivered to Seller at an account designated by Seller by wire transfer of same day Federal funds, and Buyer shall assume the Assumed Liabilities.

     3.2 ESCROW DEPOSIT. Concurrently with the execution of this Agreement, Buyer shall deliver to First Liberty National Bank, located in Washington, D.C. (the "ESCROW AGENT"), the sum of Two Hundred Thousand Dollars ($200,000) to be held as an earnest money deposit (the "EARNEST MONEY DEPOSIT") pursuant to an Escrow Agreement of even date herewith (the "ESCROW AGREEMENT") in the form of Exhibit A hereto. The Earnest Money Deposit shall be paid to Seller as partial payment of the cash Purchase Price due at Closing to Seller, or shall be paid to Seller as liquidated damages and Seller's sole recourse hereunder in the event of a material breach of this Agreement by Buyer that causes the Closing not to occur, but in all other events, the Earnest Money Deposit shall be released to Buyer in accordance with the provisions of this Agreement. Notwithstanding any other provision of this Agreement or the Escrow Agreement, Buyer shall have all right, title and interest in the Earnest Money Deposit until (i) the Earnest Money Deposit is paid to Seller as a portion of the Purchase Price on the Closing Date pursuant to joint written escrow instructions of the parties to the Escrow Agent, or (ii) Buyer has admitted in writing to a material breach of this Agreement causing a Closing not to occur, and has executed and delivered a written instruction to the Escrow Agent to deliver such funds to Seller, or
(iii) a court of competent jurisdiction has determined in a final and non-appealable judgment that, due to Buyer's material breach of its obligations under this Agreement causing the Closing not to occur, Seller is entitled to the Earnest Money Deposit.

     3.3 ALLOCATION OF PURCHASE PRICE. Buyer and Seller shall exercise their best efforts to determine a mutually agreeable allocation of the Purchase Price prior to Closing. In the event that Buyer and Seller shall be unable to mutually agree upon the allocation by Closing, Buyer and Seller shall each select an independent certified public accountant within ten (10) days after the Closing and such independent certified public accountants shall within ten (10) days select a third independent certified public accountant who shall make a determination of the allocation within sixty (60) days after his or her selection. Buyer and Seller agree that the allocation

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determined by their mutual agreement or otherwise by the independent certified public accountant, as the case may be, shall be conclusive and binding on Buyer and Seller for all purposes, including without limitation, reporting and disclosure requirements of the Internal Revenue Service.

     3.4   PRORATION OF INCOME AND EXPENSES

           (a) Except as otherwise provided herein, all income and expenses arising from Seller's ownership of the Station Assets to be conveyed hereunder shall be prorated between Buyer and Seller in accordance with generally accepted accounting principles as of 12:01 a.m., Mountain time, on the Closing Date (the Adjustment Time), on the basis that all income and expenses which accrue prior to the Adjustment Time are for the account of Seller, and all income and expenses which accrue after the Adjustment Time are for the account of Buyer. Such prorations shall include, without limitation, all real property, ad valorem, and other property taxes (but excluding taxes arising by reason of the transfer of the Station Assets as contemplated hereby, which, shall be paid as set forth in Article 11 of this Agreement), utility charges, business and license fees, music and other license fees currently paid by Seller, FCC regulatory fees, and similar prepaid and deferred items attributable to the ownership of the Station or the Station Assets. Revenues, expenses, taxes, costs and liabilities earned or incurred in connection with particular programs and announcements shall be allocated to the time of performance of such programs and announcements without regard to the date of payment therefor. Salaries, wages, sales commissions, fringe benefit accruals and termination or severance pay for employees shall not be pro-rated but shall be the sole responsibility of Seller.

           (b) The prorations and adjustments contemplated by this Section, to the extent practicable, shall be made on the Closing Date. As to those prorations and adjustments not capable of being ascertained on the Closing Date, an adjustment and proration shall be made within sixty (60) days of the Closing Date. In the event of any disputes between the parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at such time and such disputes shall be resolved by an independent certified public accountant mutually acceptable to the parties, and the fees and expenses of such accountant shall be paid one-half by Seller and one-half by Buyer. The decision of such accountant shall be rendered within one hundred eighty (180) days after the Closing and shall be conclusive and binding on the parties.

                                   ARTICLE 4.
                              GOVERNMENTAL CONSENTS

     4.1 FCC CONSENT. The transactions contemplated hereby are expressly conditioned on and subject to the prior consent and approval of the FCC to assignment of the FCC Licenses from Seller to Buyer ("FCC Consent") without the imposition of any conditions on the assignment of the FCC Licenses which would reasonably have a material adverse effect on the results of operations of Buyer or the Station.

     4.2 FCC APPLICATION. Within ten (10) days after execution of this Agreement, each party shall prepare and execute its respective portion of an application for FCC Consent ("FCC Application") from Seller to Buyer and Seller shall promptly file the completed FCC Application with the FCC. The parties shall thereafter prosecute the FCC Application with all reasonable

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diligence and otherwise use commercially reasonable efforts to obtain the grant of the FCC Application as expeditiously as practicable (but no party shall have any obligation to satisfy complainants or the FCC by taking any steps which would have a material adverse effect on the results of operations of a party or any affiliated entity). If the FCC Consent imposes any condition on a party hereto, such party shall use commercially reasonable efforts to comply with such condition; provided, however, that no party shall be required hereunder to comply with any condition that would have a material adverse effect on the results of operations of such party or any affiliated entity. If reconsideration or judicial review is sought with respect to the FCC Consent, the party affected shall vigorously oppose such efforts for reconsideration or judicial review; provided, however, such party shall not be required to take any action which would have a material adverse effect on the results of operations of such party or any affiliated entity. Nothing in this Section 4.2 shall be construed to limit a party's right to terminate this Agreement pursuant to Article 13 hereof.

                                   ARTICLE 5.
                                     CLOSING

     5.1 CLOSING DATE. Except as otherwise mutually agreed upon by Seller and Buyer, or as provided by Section 5.2, the consummation of the transactions contemplated herein (the "Closing") shall occur within ten (10) days after public notice of the grant of FCC Consent has occurred, on a date to be designated by Buyer in a notice given in writing to Seller at least five (5) days before such Closing is to occur. All actions taken at the Closing will be considered as having been taken simultaneously and no such actions will be considered to be completed until all such actions have been completed. The parties shall enter into an Unwind Agreement at the Closing, in the form attached hereto as SCHEDULE 5.1, providing for unwinding of the transactions contemplated hereby, including return of the Purchase Price to Buyer and the return of all Station Assets to Seller, in the event that the FCC Consent is rescinded and an order is issued by the FCC, and has become effective, mandating that the transaction be unwound, prior to Final Order, as defined below.

     5.2 SPECIAL CLOSING CONDITION IN THE EVENT OF FCC PROCEEDINGS. In the event that a petition to deny, petition for reconsideration, objection or other proceeding before the FCC has been filed or instituted opposing the grant of FCC Consent or seeking to prohibit consummation of the transactions contemplated by this Agreement between the time of filing of the FCC Application and the Closing Date as determined in Section 5.1 above (the "Special Condition"), Buyer may elect to delay the Closing. In the event of such an election by Buyer, the Closing shall take place on a date designated by Buyer at least five (5) days before such Closing is to occur, but in no event later than that date five (5) days after FCC Consent has become a Final Order. A "Final Order" shall be deemed to have occurred on the date upon which the FCC Consent has not been reversed, stayed, enjoined or set aside and with respect to which no timely request for stay, reconsideration, review, rehearing or notice of appeal or determination to reconsider or review is pending, and as to which the time for filing any such request, petition, or notice of appeal or for review by the FCC, and for any reconsideration, stay or setting aside by the FCC on its own motion or initiative, has expired.

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     5.3   CLOSING PLACE. The Closing shall be held at 10:00 AM at the offices of Shaw Pittman LLP, 2300 N Street NW, Washington, DC, or such other place as the parties hereto may agree, or by mail.

                                   ARTICLE 6.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows:

     6.1 ORGANIZATION AND QUALIFICATION. The Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in the State of Colorado as a foreign corporation. The Operating Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to business in the State of Colorado as a foreign corporation. Each Seller has all necessary corporate power to carry on its business as it is now being conducted.

     6.2   AUTHORITY.

           (a) Each Seller has all necessary corporate power and authority to enter into this Agreement and all other agreements, documents, certificates and instruments delivered or to be delivered hereunder by such Seller (this Agreement and such other agreements, documents, certificates and instruments are referred to herein collectively as the "Seller Documents"), to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery of the Seller Documents by each Seller and the consummation by each Seller of the transactions contemplated thereby have been, or will be prior to the Closing, as the case may be, duly authorized by all necessary corporate action on the part of each Seller. Each of the Seller Documents has been, or at or prior to the Closing will be, as the case may be, duly executed and delivered by Seller and constitutes, or will constitute at the Closing, as the case may be, a valid and binding obligation of each Seller, enforceable against such Seller in accordance with their respective terms.

           (b) Except as set forth on SCHEDULE 6.2(b), the execution and delivery by each Seller of the Seller Documents does not or will not, and the consummation of the transactions contemplated thereby will not: (i) conflict with, or result in a violation of, any provision of the Articles of Incorporation or Bylaws of such Seller; (ii) constitute or result in a breach of or default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any Contract, or any other material agreement, indenture, covenant, instrument, license or permit by which such Seller is bound; (iii) create any Lien upon any of the Station Assets; or (iv) constitute, or result in, a violation of any judgment, ruling, order, writ, injunction, decree, statute, law, rule or regulation applicable to such Seller or any of its properties or assets.

           (c) Except for the FCC Consent, no consent, approval, order or authorization of, notice to, or registration, declaration of filing with, any governmental entity is necessary in connection with the execution and delivery of the Seller Documents by Seller or the

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consummation of the transactions contemplated thereby by Seller, except for filing of required documents with the FCC.

     6.3   FCC LICENSES.

           (a) SCHEDULE 1.1(a) hereto contains a true and complete list of the FCC Licenses. Licensee is the authorized legal holder of the FCC Licenses. The FCC Licenses are in full force and effect, unimpaired by any act or omission of either Seller. The FCC Licenses are all of the licenses, permits or other authorizations from federal governmental and regulatory authorities necessary to the operation of the Station in the manner and to the full extent as such operations are currently conducted and there are no conditions upon the FCC Licenses except those conditions stated on the face thereof. No proceedings are pending or threatened (other than proceedings applicable to the radio industry as a whole) nor do any facts exist which may result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications related to the FCC Licenses, the issuance of any cease and desist order related to the FCC Licenses, the imposition of any administrative actions by the FCC with respect to the FCC Licenses or which may affect Buyer's ability to operate the Station in accordance with the FCC Licenses and the existing rules, regulations and policies of the FCC (the "FCC Rules").

           (b) Except as disclosed on SCHEDULE 1.1(a) hereof, the Station and its transmission facilities are operating in material compliance with the FCC Licenses and the FCC Rules, and Seller shall take all steps reasonably necessary to insure continued compliance therewith pending the Closing. Licensee has filed with the FCC all material reports or applications (including payment of any fee, fine or forfeiture due to the FCC as of date hereof) with respect to the FCC Licenses and the Station. Seller has complied in all material respects with applicable FCC Rules pertaining to (i) the Station's public file, and (ii) the requirements to maintain logs and other records. All such files, logs, and records required by the FCC are kept in good order and maintained at the Station. Except as disclosed on SCHEDULE 1.1(a) hereof, the Station's tower and transmitting facilities are in good repair and structurally sound, are currently maintained and shall be maintained in accordance with good engineering practice and all applicable FCC Rules, have correct monitoring points, and possess all necessary lighting and markings to comply with applicable FCC Rules. If required, the transmission towers are duly registered with the FCC and Federal Aviation Administration. The Station is currently transmitting its broadcast signal, and shall on the Closing Date be transmitting its broadcast signal, at no less than ninety percent (90%) of its maximum authorized power.

     6.4   TANGIBLE PERSONAL PROPERTY.

           (a) SCHEDULE 1.1(b) hereto contains a true and complete list of the Tangible Personal Property. The Tangible Personal Property which is leased is identified as such on SCHEDULE 1.1(b). The Tangible Personal Property is all of the tangible personal property necessary to operate the Station in the manner in which it is presently operated. Seller (i) is the lawful owner of all of the Tangible Personal Property it purports to own, (ii) has valid leasehold interests in the Tangible Personal Property it purports to lease, and (iii) has valid license rights (whether as a licensor or licensee) in the Tangible Personal Property it purports to license, in all cases free and clear of any Liens, except for Liens disclosed in SCHEDULE 1.1(b) attached hereto.

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Seller has delivered to Buyer a true, accurate and complete copy of each lease, license or sublicense regarding any Tangible Personal Property leased, licensed or sublicensed by Seller.

           (b) Except as set forth on Schedule 1.1(b), as of the date hereof, each item of Tangible Personal Property owned by Seller is in good repair and condition, ordinary wear and tear excepted, and has been maintained in accordance with industry practice.

     6.5 CONTRACTS. SCHEDULE 1.1(c) hereto contains a true and complete list of all Contracts that are to be conveyed to Buyer at the Closing. Seller is not in violation or breach of, nor has Seller received in writing any claim or threat that it has breached any of the terms and conditions of, any Contract. Neither Seller nor any other party to any Contract is in default thereunder or breach thereof. Seller has delivered to Buyer a true, accurate and complete copy of each Contract, including all amendments, supplements or modifications thereto or waivers thereunder. Except as set forth on SCHEDULE 1.1(c) or SCHEDULE 6.2(b) attached hereto, neither the execution and delivery by Seller of this Agreement nor the consummation by Seller of the transactions contemplated under this Agreement requires the consent of any party to a Contract or any other agreement or obligation of Seller, whether or not such agreement or obligation is to be assigned to or assumed by Buyer, and any material Contract requiring consent to assignment by a third party is identified on SCHEDULE 1.1(c) with an asterisk.

     6.6   EMPLOYEE AND LABOR RELATIONS.

           (a) Seller is not a party to any contract with any labor organization, nor has Seller agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of Seller's employees. There are no organizational efforts currently being made or threatened by or on behalf of any labor union with respect to employees of Seller. There are no present or threatened work stoppages or labor difficulties relating to the employees of Seller.

           (b) Buyer shall have no obligation to employ any current employee of Seller on or after the Closing Date and shall have no liability whatsoever with respect to any Seller employee or employee pay, commission, or benefits.

     6.7 COMPLIANCE WITH LAW. The Station Assets and the operation of the Station are in material compliance with all applicable statutes, laws, ordinances, regulations, rules or orders of any federal, state or local government, department or agency, including, without limitation, energy, environmental, public utility, zoning, building code, health, and employee safety agencies.

     6.8 BROKERS. Except for Serafin Brothers, Inc. and Marconi/LMC, whose fees will be paid at Closing by Seller, there is no broker or finder or other person who would have any valid claim for a commission or brokerage in connection with this Agreement or the transaction contemplated hereby as a result of any agreement, understanding or action by Seller.

     6.9 LITIGATION. Seller is not subject to any judgment, award, order, writ, injunction, arbitration decision or decree with respect to or affecting the Station or Station Assets. There is no third party claim, litigation, proceeding or investigation pending or, to the best of Seller's knowledge, threatened against Seller with respect to the Station in any federal, state or local

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court, or before any administrative agency, arbitrator or other tribunal authorized to resolve disputes. There is no third party claim, litigation, proceeding or investigation pending or, to the best of Seller's knowledge, threatened against Seller with respect to the Station, which might have a material adverse effect upon the business, assets or condition, financial or otherwise, of the Station or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken in connection with this Agreement.

     6.10 NO UNDISCLOSED LIABILITIES. Other than trade payables arising in the ordinary course of business which shall be paid and discharged by Seller within thirty (30) days after the Closing Date, and except as set forth on SCHEDULE
6.10 hereof or disclosed on any other Schedule to this Agreement, Seller has no debt, liability, or obligation of any kind, whether accrued, absolute, contingent, inchoate or otherwise, and all such debts, liabilities or obligations disclosed on any Schedule to this Agreement shall be either (i) an express Assumed Liability pursuant to this Agreement, (ii) paid or discharged by Seller on or before the Closing Date, or (iii) with respect to secured obligations of Seller, all liens upon the Station Assets shall have been released as of the Closing Date.

     6.11 TRANSACTION FOR FAIR VALUE; SOLVENCY. Seller acknowledges and agrees that the Purchase Price to be paid at Closing represents the "fair market value" of the Station arrived at between a willing buyer and willing seller negotiating at arms length not compelled to buy or sell except for fair value. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or any of the Station Assets, are pending or threatened, and Seller has not taken any action in contemplation of or which would constitute the basis for the institution of such insolvency proceedings.

     6.12  REAL PROPERTIES

           (a) SCHEDULE 1.1(e) attached hereto is a true and complete list of all Real Property to be conveyed to Buyer at the Closing. The Real Property constitutes the only real property required to operate the Station in the manner it is presently operated.

           (b) Seller holds good, marketable and insurable fee simple title to the Tower Site Property, free and clear of all Liens, except for Liens described in SCHEDULE 1.1(e) attached hereto, and easements, covenants and non-monetary encumbrances granted in the ordinary course of business which do not interfere in any material respect with the operation of the Station on the Tower Site Property.

           (c) Seller has valid leasehold interests in the Studio Property, free and clear of all Liens, except for (i) rights of sublessees which are identified on SCHEDULE 1.1(e), and (ii) Liens described in SCHEDULE 1.1(e) attached hereto. Seller enjoys peaceful and undisturbed possession under the Studio Lease. To Seller's knowledge, no other party to the Studio Lease is in default thereunder or breach thereof, and the Studio Lease is valid and in full force and effect.

           (d) None of the Real Property lies in an area which is, or, to the knowledge of Seller, will be, subject to zoning, use, or building code restrictions which would prohibit the continued use of such Real Property in the radio broadcasting business, and no Real Property lacks or shall as of the Closing Date lack dedicated access from a public right of way. Except as disclosed on SCHEDULE 1.1(e), the Real Property and the improvements constructed thereon, as well as the current uses thereof, conform in all material respects with all restrictive covenants and with all applicable zoning, environmental and building codes, laws, rules and regulations, including "set back" restrictions. There are no pending or, to Seller's knowledge, threatened condemnation proceedings relating to any Real Property.

           (e) Any and all buildings, structures, fixtures, or other improvements located on the Real Property and used in the operation of the
Station: (i) are structurally sound and free of material defect; (ii) have been regularly maintained and are in good condition and repair, ordinary wear and tear excepted; and (iii) are equipped with all necessary mechanical and electrical facilities, and such equipment and facilities are in good working order, condition and repair; and (iv) are located entirely within the boundaries of such Real Property.

     6.13  ENVIRONMENTAL MATTERS

           (a) The term "Hazardous Materials" shall mean any substance, material, liquid or gas defined or designated as hazardous or toxic (or by any similar term) under any Environmental Law, including, without limitation, petroleum products and friable materials containing more than one percent (1.0%) asbestos by weight.

           (b) "Environmental Law" shall mean any federal, state, or local law, ordinance, order, rule, or regulation relating to pollution, protection of the environment, or actual or threatened releases, discharges, or emissions into the environment.

           (c) The term "Environmental Condition" shall refer to any contamination or damage to the environment caused by or relating to the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injection, escaping, leaching, disposal, dumping or threatened release of Hazardous Materials by Seller or its predecessors in interest. With respect to claims by employees, Environmental Condition also includes the exposure of persons to Hazardous Materials at a work place of Seller.

           (d) The term "Environmental Noncompliance" shall mean any violation of any Environmental Law.

           (e) There are no investigations, inquiries, administrative proceedings, actions, suits, claims, legal proceedings or any other proceedings pending or, to the knowledge of Seller, threatened against Seller that involve, or relate to, Environmental Conditions, Environmental Noncompliance or the release, use or disposal of any Hazardous Materials on any Real Property.

           (f) There are no Hazardous Materials being released, stored, used or otherwise held on, under or about the Real Property, and there are no underground storage tanks located on or under the Real Property. The Real Property has been maintained by Seller in material compliance with all Environmental Laws.

     6.14  TAXES.

           (a) Seller has paid or has made adequate provision (in accordance with generally accepted accounting principles) for all Taxes (as hereinafter defined) required to be paid by Seller.

           (b) There are no pending or, to the knowledge of Seller, threatened, investigations or claims against Seller for or relating to any liability in respect of Taxes and, to the knowledge of Seller, no facts or circumstances exist which indicate that any such, investigations or claims in respect of Taxes may be brought or are under discussion with any governmental authorities.

           (c) All Taxes required to be withheld by Seller on or before the date hereof have been withheld and paid when due to the appropriate agency or authority.

           (d) For the purposes of this Agreement, "Taxes" and "Tax" shall mean all taxes and any tax, including without limitation, all foreign, federal, state, county and local income, sales, employment, profit, payroll, use, trade, capital, occupation, property, excise, value added, unitary, withholding, stamp, transfer, registration, recordation and license tax, taxes measured on or imposed by net worth, and other taxes, levies, imposts, duties, deficiencies and assessments, together with all interest, penalties and additions imposed with respect thereto, including any transferee or secondary liability for taxes and any liability for taxes in connection with, attributable to or arising as a result of being a member of any affiliated, consolidated, combined or unitary group.

     6.15 INSURANCE. All of the Station Assets which are insurable in character are insured against loss, including casualty, injury or damage to the full value and extent and in the manner customary for properties and assets of that nature.
SCHEDULE 6.15 attached hereto set forth a list of all such insurance policies, the scope and amounts of coverage for each such policy, and the date of renewal or expiration.

     6.16 NO OTHER AGREEMENTS TO SELL THE STATION. Seller has no legal obligation, absolute or contingent, to any other person or firm to sell, assign, or transfer the Station Assets (whether through a merger, reorganization or sale of stock or otherwise) or to enter into any agreement with respect thereto.

     6.17 DISCLOSURE. The representations and warranties of Seller herein or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of Seller to Buyer as required by this Agreement do not contain nor will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading in any material respect.

                                   ARTICLE 7.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     7.1 ORGANIZATION, STANDING AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business in the State of Colorado as a foreign corporation, and has the necessary power to carry on its business as it is now being conducted.

     7.2   AUTHORITY.

           (a) Buyer has all necessary power and authority to enter into this Agreement and all other agreements, documents, certificates and instruments delivered or to be delivered hereunder by Buyer (the "Buyer Documents"), to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Buyer Documents by Buyer and the consummation by Buyer of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Buyer. Each of the Buyer Documents has been, or will be at the Closing, as the case may be, duly executed and delivered by Buyer and constitutes, or will constitute at the Closing, as the case may be, a valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms.

           (b) The execution and delivery by Buyer of the Buyer Documents does not or will not, and the consummation of the transactions contemplated thereby will not: (i) conflict with, or result in a violation of, any provision of the Articles of Incorporation or Bylaws of Buyer; (ii) constitute or result in a breach or default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any contract, or any other material agreement, indenture, covenant, instrument, license or permit by which such Buyer is bound; or (iii) constitute, or result in, a violation of any judgment, ruling, order, writ, injunction, decree, statute, law, rule or regulation applicable to Buyer.

           (c) Other than the FCC Consent, no consent, approval, order or authorization of, notice to, or registration, declaration or filing with, any governmental entity is necessary in connection with the execution and delivery of any of the Buyer Documents by Buyer or the consummation by Buyer of the transactions contemplated thereby, except filings with the FCC.

     7.3 LITIGATION. There are no third party claims, actions, suits, litigation, labor disputes, arbitrations, proceedings or investigations pending or, to the knowledge of Buyer, threatened against Buyer relating to the transactions contemplated by this Agreement.

     7.4 QUALIFICATION. There are no facts relating to Buyer which, under the Communications Act of 1934, as amended, or the existing FCC Rules, would disqualify Buyer as an assignee of the FCC Licenses.

     7.5 DISCLOSURE. The representations and warranties of Buyer herein or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of Buyer to Seller as required by this Agreement do not contain nor will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading in any material respect.

     7.6 COMPLIANCE WITH LAWS. To Buyer's knowledge, Buyer is not in material violation of and has not received any notice asserting noncompliance by Buyer with any applicable statute, law, rule or regulation, whether federal, state, local or otherwise.

                                   ARTICLE 8.
                                    COVENANTS

     8.1 OPERATION OF BUSINESS. Between the date of this Agreement and the Closing Date, Seller shall:

           (a) preserve and protect all of the Station Assets in good repair and condition, normal wear and tear excepted;

           (b) maintain the Station's books of account and records in the usual and ordinary manner;

           (c) not enter into any material agreement with respect to the Station, the Station Assets or Seller, including any option or agreement to sell, assign or transfer the Station or control of Seller to any other party;

           (d) not take or permit any other action inconsistent with Seller's obligations hereunder and the consummation of the transactions contemplated hereby;

           (e) maintain the insurance policies listed on SCHEDULE 6.15 in full force and effect, with policy limits and scope of coverage not less than is currently provided;

           (f) satisfy all trade and barter obligations of the Station as of the Closing Date;

           (g) maintain and preserve Seller's rights under the Station Licenses, operate the Station in accordance with the FCC Rules and the Station Licenses, maintain the Station's public file in good order to the reasonable satisfaction of Buyer, including placement therein of all required documents in relation to the FCC Application, and timely file and prosecute any required extensions of outstanding construction permits, applications or authorizations which may expire prior to the Closing Date; and

           (h) conduct the Station's business in the ordinary course consistent with past practices or as required by this Agreement. By way of amplification and not limitation, without the prior written consent of Buyer, which shall not be unreasonably withheld, Seller shall not:

               (i) enter into any agreement, contract or lease with an aggregate liability of more than $5,000, unless cancelable without penalty prior to the Closing Date;

               (ii) place or allow to be placed on any of the Station Assets any Lien;

               (iii) sell or otherwise dispose of any Station Asset except in accordance with Section 1.1;

               (iv) commit any act or omit to do any act which will cause a breach of any material Contract or terminate or fail to renew any material Contract;

               (v) violate in any material respect any law, statute, rule, governmental regulation or order of any court or governmental or regulatory authority (whether Federal, State or local);

               (vi) cause or permit by any act, or failure to act, any of the Station Licenses to expire, be surrendered, adversely modified, or otherwise terminated, or the FCC to institute any proceedings for the suspension, revocation or adverse modification of any of the Station Licenses, or fail to prosecute with due diligence any pending applications to the FCC; or

               (vii) increase the salary, benefits or other compensation payable to any Seller employee, except to the extent consistent with existing practice.

     8.2 NO OTHER BIDS. Seller shall not, and shall not authorize or permit any officer, director or employee of Seller, or any investment banker, attorney, accountant or other advisor or representative retained by Seller to, solicit, initiate, encourage (including by way of furnishing information), endorse or enter into any agreement with respect to, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any proposal to purchase, directly or indirectly, the Station. Upon a violation of this Section, in addition to any other remedies available hereunder or at law, Buyer shall be entitled to injunctive relief.

     8.3 ACCESS TO INFORMATION. From the date hereof to the Closing Date, Seller shall afford, and shall cause its respective officers, directors, employees and agents to afford, to Buyer and the officers, employees and agents of Buyer reasonable access at all reasonable times to Seller's officers, employees, independent contractors, agents, properties, books, records and contracts, and shall furnish Buyer all financial, operating and other data and information as Buyer, through its respective officers, employees or agents, may reasonably request.

     8.4   CONFIDENTIALITY.

           (a) Each party shall hold, and shall cause its officers, employees, agents and representatives, including, without limitation, attorneys, accountants, consultants and financial advisors who obtain such information to hold, in confidence, and not use for any purpose other than evaluating the transactions contemplated by this Agreement, any confidential information of another party obtained through the investigations permitted hereunder, which for the purposes hereof shall not include any information which (i) is or becomes generally available to the public other than as a result of disclosure by the party which alleges the information is confidential or its affiliates, (ii) becomes available to a party on a nonconfidential basis from a source, other than the party which alleges the information is confidential or its affiliates, which has represented that such source is entitled to disclose it, or (iii) was known to a party on a nonconfidential basis prior to its disclosure to such party hereunder. If this Agreement is terminated, each party shall deliver, and cause its officers, employees, agents, and representatives, including, without limitation, attorneys, accountants, consultants and financial advisors who obtain confidential information of another party pursuant to investigations permitted hereunder to deliver to such other party all such confidential information that is written (including copies or extracts thereof), whether such confidential information was obtained before or after the execution hereof.

           (b) If a party or a person to whom a party transmits confidential information of another party is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any of such confidential information, such party or person will provide the other applicable party with prompt written notice so that such party may seek a protective order or other appropriate remedy or waive compliance with Section 8.4(a). If such protective order or other remedy is not obtained, or if the applicable party waives compliance with Section 8.4(a), the party subject to the request will furnish only that portion of such confidential information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded such confidential information.

     8.5   NOTIFICATION OF CERTAIN MATTERS.

           (a) Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of: (i) any material inaccuracy in any representation or warranty made by such party, or (ii) any failure of the party to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by such party under this Agreement; provided, however, that no such notification or failure to give notice shall affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

           (b) Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller concerning any oral or written communication from the FCC concerning the FCC Application.

     8.6 CONSENTS AND APPROVALS. Seller shall obtain consent to this transaction from each other party listed in SCHEDULE 6.2(b) and shall use commercially reasonable efforts to obtain any and all other material consents, transfers, authorizations, or approvals (and in the case of the Studio Lease, an Estoppel Certificate in customary form executed by the landlord of the Studio Lease property) required for the consummation of the transactions contemplated by this Agreement other than the FCC Consent, which is governed by Section 4.2. Buyer will cooperate with Seller in obtaining, and == providing all information necessary to obtain, such consents.

     8.7 EMPLOYEES. Seller hereby covenants that all employees of the Station shall be terminable, without liability to Buyer, on and as of the Closing Date, and that Buyer will have no liability to any present or past employee of the Station for retirement, pension, bonus, termination, vacation, or other pay, or for hospitalization, major medical, life or other insurance or other employee benefits.

     8.8 CONTROL OF STATION. Buyer shall not, directly or indirectly, control, supervise or direct the operation of the Station. Subject to the covenants of Seller contained herein, such operation, including complete control and supervision of all Station programs, employees and policies, shall be the sole responsibility of Seller.

     8.9 NEWS RELEASES. Prior to the Closing Date, and except as required by law, any news releases pertaining to the transactions contemplated hereby shall be reviewed and approved by Buyer and Seller, or their respective representatives, and shall be acceptable to them prior to the dissemination thereof.

     8.10 ENVIRONMENTAL AUDIT. Buyer may, at its own expense, retain a qualified contractor to perform a Phase I environmental audit, and if recommended by such contractor, a Phase II environmental audit with respect to the Tower Site Property, such audits to be completed within thirty (30) days from the date of this Agreement. Seller shall provide such contractor reasonably detailed information about and access to the Tower Site Property for purposes of such audit(s). Such environmental audit(s) shall confirm, in a manner reasonably satisfactory to Buyer, either the absence of any Hazardous Materials from the Tower Site Property, or the presence of Hazardous Materials in a state or condition which does not violate any Environmental Laws, and that there are no conditions existing at the Tower Site Property which could reasonably subject Buyer to material damages, penalties or other remedial action under the Environmental Laws. In the event that any audit discloses any material violation of any Environmental Laws, Buyer shall be entitled to elect, upon written notice to Sellers within ten (10) days after receipt of such audit, either to require Sellers to undertake remedial action to correct such violation, or to terminate this Agreement.

     8.11 TITLE COMMITMENT. Seller shall obtain at its own expense and deliver to Buyer within thirty (30) days of the date of this Agreement: (A) a preliminary title report with respect to the Tower Site Property, issued by a title insurance company acceptable to Buyer (the "TITLE COMPANY"), which preliminary report shall contain a commitment (the "TITLE COMMITMENT") of the Title Company to issue one or more (as appropriate) owner's title insurance policies on ALTA Policies (each, a "TITLE POLICY") insuring the fee simple interest of Buyer in the Tower Site Property; and (B) copies of all documents, filings and information disclosed in the Title Commitment. The Title Commitment shall not be subject to any material Liens other than Liens that will be released at Closing. All standard exceptions which can be deleted by the use of owner's or seller's affidavits are to be deleted from the Title Commitment and Title Policies, and Seller shall cooperate with Buyer in executing and delivering such instruments to the Title Company.

     8.12 SURVEY. Seller shall permit Buyer to obtain at its own expense before the Closing Date an as-built survey of the Tower Site Property (the "SURVEY").

                                   ARTICLE 9.
                                   CONDITIONS

     9.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, except to the extent Buyer shall have waived in writing satisfaction of such condition:

           (a) The representations and warranties made by Seller in this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the Closing Date as though such representations and warranties were made on such date.

           (b) Seller shall have performed and complied in all material respects with all covenants, agreements, representations, warranties and undertakings required by this Agreement to be performed or complied with by Seller prior to the Closing.

           (c) No governmental authority shall have enacted, enforced, issued or entered any law, rule, regulation or order, including in connection with any action or proceeding brought by a third party (not subsequently dismissed, settled or otherwise terminated), which prohibits or invalidates the transactions contemplated by this Agreement or any other Seller Document or prevents, limits, restricts or impairs the ownership, use or operation of the Assets or the Station Assets by Buyer, other than an action or proceeding instituted by Buyer.

           (d) Seller shall have delivered to Buyer all of the documents required by Section 10.1 hereof.

           (e) The FCC Consent shall be effective.

           (f) Seller shall have obtained and delivered to Buyer all required third-party consents to the assignment of all material Contracts (as identified on Schedule 1.1(c)) to be conveyed hereunder and the Studio Lease, which consents shall not have as a condition thereof any modifications to the terms thereof or any payment by Buyer to consummate the assignment.

           (g) Seller shall have obtained and delivered to Buyer the Title Commitment.

           (h) There shall not be any Liens on the Station Assets or any financing statements of record with respect to Seller or the Station Assets except those to be released at the Closing, and Seller shall have delivered to Buyer lien search reports (the "Lien Search"), in form and substance satisfactory to Buyer and dated no earlier than ten (10) days prior to the Closing, reflecting the results of UCC, tax and judgment lien searches conducted at Secretary of State offices of the State of Delaware, the State of Colorado, and in the County Clerk's Office of Douglas County, Colorado.

           (i) Buyer and Seller shall cooperate to obtain a legally dedicated improved means of access to the Tower Site Property.

     9.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, except to the extent Seller shall have waived in writing satisfaction of such condition:

           (a) The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the Closing Date as though such representations and warranties were made on such date.

           (b) Buyer shall have performed and complied in all material respects with all covenants, agreements, representations, warranties and undertakings required by this Agreement to be performed or complied with by it prior to the Closing.

           (c) No governmental authority shall have enacted, enforced, issued or entered any law, rule, regulation or order, including in connection with any action or proceeding brought by a third party, (not subsequently dismissed, settled, or otherwise terminated) which prohibits or invalidates the transactions contemplated by this Agreement or any other Buyer Document, other than an action or proceeding instituted by Seller.

           (d) The FCC Consent shall be effective.

           (e) Buyer shall have delivered to Seller all of the documents required by Section 10.2 hereof.

                                   ARTICLE 10.
                               CLOSING DELIVERIES

     10.1 SELLER'S DELIVERIES. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

           (a) (i)    a Bill of Sale for the Tangible Personal Property and
Intellectual Property;

               (ii)   an Assignment and Assumption of the Station Licenses;

               (iii)  an Assignment and Assumption of Contracts;

               (iv) executed third party written consents to assignment of each material Contract to be assumed by Buyer for which such consent is required thereunder;

               (v)    an Assignment and Assumption of the Studio Lease;

               (vi) a Consent executed by the landlord of the Studio Lease property;

               (vii)  a Warranty Deed for the Tower Site Property;

               (viii) the Title Commitment;

               (ix) written consents from any party that is a Secured Party identified on any UCC-1 Financing Statement of record with respect to

                      Seller, the Station or Station Assets as shown on the Lien Search, agreeing to amendment or termination of the Liens evidenced thereby upon conditions set forth in such consent;

               (x) such instruments of amendment, termination or release of Liens, all in form and substance reasonably satisfactory to counsel for Buyer, as are necessary to vest in Buyer good and marketable title in and to the Station Assets, including the Real Property; and

               (xi) a Joint Notice to Escrow Agent to release the Earnest Money Deposit to Seller as payment of a portion of the Purchase Price, executed by Seller.

           (b) A certificate, executed by an officer of Seller certifying to the fulfillment or satisfaction of the conditions set forth in Sections 9.1(a) and
(b). The delivery of such certificate shall constitute a representation and warranty of Seller as to the statements set forth therein as of the Closing Date.

           (c) Updated Schedules to the Agreement reflecting any changes necessary to render the certification contained in such certificate true and accurate on the Closing Date.

           (d) Resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of the Seller Documents by Seller, certified by the secretary of Seller, and a certificate of good standing from the State of Delaware, and a certificate of good standing as a foreign corporation qualified to do business in the State of Colorado from the Secretary of State of Colorado.

           (e) An opinion of counsel to Seller in the form of Exhibit B hereto.

           (f) The Lien Search.

           (g) Such other documents to be delivered by Seller hereunder as are reasonably necessary for Buyer to effectuate and document the transactions contemplated hereby.

     10.2 BUYER'S DELIVERIES. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

           (a) The Purchase Price required under Section 3.1 hereof;

           (b) The Assignment and Assumption of Station Licenses.

           (c) The Assignment and Assumption of Contracts.

           (d) The Assignment and Assumption of Studio Lease.

           (e) The Joint Notice to Escrow Agent, executed by Buyer.

           (f) A certificate, executed by an officer of Buyer, certifying to the fulfillment or satisfaction by Buyer of the conditions set forth in Sections 9.2(a) and (b). The delivery of such certificate shall constitute a representation and warranty of Buyer as to the statements set forth therein as of the Closing Date.

           (g) Resolutions of the Board of Directors of Buyer authorizing the execution, delivery and performance of the Buyer Documents by Buyer, certified by the secretary of Buyer, and a certificate of good standing from the State of Delaware, and a certificate of good standing as a foreign corporation qualified to do business in the State of Colorado from the Secretary of State of Colorado.

           (h) All such documents and actions that are required pursuant to the provisions of Section 5.2 hereof in the event that the Special Condition has occurred;

           (i) Such other documents to be delivered by Buyer hereunder as are reasonably necessary for Seller to effectuate and document the transactions contemplated hereby.

                                   ARTICLE 11.
                        TRANSFER TAXES, FEES AND EXPENSES

     11.1 EXPENSES. Except as set forth in Section 11.2 and 11.3 hereof, each party hereto shall be solely responsible for all costs and expense incurred by it in connection with the negotiation and preparation of the Agreement and the transactions contemplated thereby.

     11.2 TRANSFER TAXES AND SIMILAR CHARGES. Buyer shall each pay all fees for recordation, transfer and documentary taxes, and any excise, sales or use taxes imposed by reason of the transfer of the Station Assets in accordance with this Agreement.

     11.3 GOVERNMENTAL FILING OR GRANT FEES. The FCC Application fee and any other filing or grant fees imposed by any governmental authority the consent of which is required to the transactions contemplated hereby shall be borne equally by Buyer and Seller.

                                   ARTICLE 12.
                                 INDEMNIFICATION

     12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement shall survive the Closing for a period of eighteen months from the Closing Date. The right of any party to recover Damages (as defined in Section 12.2 hereof) on any claim shall not be affected by the termination of any representations and warranties as set forth above provided that notice of the existence of such claim has been given by the Indemnified Party (as hereinafter defined) to the Indemnifying Party (as hereinafter defined) prior to such termination.

     12.2 INDEMNIFICATION OF BUYER BY SELLER. Seller shall indemnify and hold Buyer and its attorneys, affiliates, representatives, agents, partners, successors or assigns harmless from and against any liability, loss, cost, expense, judgment, order, settlement, obligation, deficiency, claim, suit, proceeding (whether formal or informal), investigation, Lien or other damage, including, without limitation, attorney's fees and expenses, (all of the foregoing items for

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purposes of this Agreement are referred to as "Damages" and are not limited to matters asserted by third-parties against a party, but includes Damages incurred or sustained by a party caused by breach or default by the other party), resulting from, arising out of or incurred with respect to:

           (a) A breach of any representation, warranty, covenant or agreement of Seller contained herein, subject to notice of a claim being given before the expiration of the applicable period specified in Section 12.1 hereof with respect to the representations or warranties by Seller contained herein;

           (b) The Retained Liabilities; or

           (c) Any and all claims, liabilities or obligations of any nature, absolute or contingent, relating to the business and operation of the Station prior to the Closing Date.

     12.3 INDEMNIFICATION OF SELLER BY BUYER. Buyer shall indemnify and hold Seller and its respective attorneys, affiliates, representatives, agents, officers, directors, successors or assigns, harmless from and against any Damages resulting from, arising out of, or incurred with respect to:

           (a) A breach of any representation, warranty, covenant or agreement of Buyer contained herein, subject to notice of a claim being given before the expiration of the applicable period specified in Section 12.1 hereof with respect to the representations and warranties made by Buyer herein;

           (b) The Assumed Liabilities; or

           (c) Any and all claims, liabilities or obligations of any nature, absolute or contingent, relating to the business and operation of the Station as conducted by Buyer on and after the Closing Date.

     12.4  PROCEDURES.

           (a) Promptly after the receipt by any party (the "Indemnified Party") of notice of (a) any claim or (b) the commencement of any action or proceeding which may entitle such party to indemnification under this Section, such party shall give the other party (the "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding and shall permit the Indemnifying Party to assume the defense of any such claim, or any litigation or proceeding resulting from such claim. The failure to give the Indemnifying Party timely notice under this subsection shall not preclude the Indemnified Party from seeking indemnification from the Indemnifying Party unless, and then only to the extent, such failure has materially prejudiced the Indemnifying Party's ability to defend the claim, litigation or proceeding. If such claim does not arise from the claim of a third party, the Indemnifying Party shall have 30 days after such notice to cure the conditions giving rise to such claim to the Indemnified Party's satisfaction. Failure by the Indemnifying Party to notify an Indemnified Party of its election to defend any such claim, litigation or proceeding by a third party within 30 days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its rights to defend such claim, litigation or proceeding.

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

           (b) If the Indemnifying Party assumes the defense of any such claim, litigation or proceeding resulting therefrom with counsel reasonably acceptable to the Indemnified Party, the Indemnifying Party shall take all steps necessary in the defense or settlement of such claim, litigation or proceeding resulting therefrom and hold the Indemnified Party harmless from and against any Damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim, litigation or proceeding resulting therefrom; however, the Indemnified Party may participate, at its expense, in the defense of such claim, litigation or proceeding provided that the Indemnifying Party shall direct and control the defense of such claim, litigation or proceeding. The Indemnified Party shall cooperate and make available all books and records reasonably necessary and useful in connection with the defense. Except with the prior written consent of the Indemnified Party, the Indemnifying Party shall not, in the defense of such claim, or any litigation or proceeding resulting therefrom, consent to the entry of any judgment (other than a judgment of dismissal on the merits without cost) or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all Damages in respect of such claim, litigation or proceeding.

           (c) If the Indemnifying Party shall not assume the defense of any such claim, litigation or proceeding resulting therefrom, the Indemnified Party may, but shall have no obligation to, defend against such claim, litigation or proceeding in such manner as it may deem appropriate, and the Indemnified Party may compromise or settle such claim, litigation or proceeding without the Indemnifying Party's consent. Within 30 days of written request, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of all Damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim, litigation or proceeding. If no settlement of the claim, litigation or proceeding is made, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to such claim, litigation or proceeding.

                                   ARTICLE 13.
                               TERMINATION RIGHTS

     13.1 TERMINATION. In addition to any termination rights provided for in other sections of this Agreement, this Agreement may be terminated, by written notice given by any party (provided such party is not then in material breach of any of its representations, warranties, covenants or duties hereunder) to the other party hereto, at any time prior to the Closing Date as follows, and in no other manner.

           (a) By mutual written consent of the parties;

           (b) By either Buyer or Seller if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

           (c) By Buyer, if Seller fails to perform or breaches any of its material representations, warranties, covenants or duties under this Agreement, and Seller has not cured such failure to perform or breach within thirty (30) days after delivery of written notice from Buyer, or pursuant to the provisions of Sections 14.1 hereof ("Seller's Breach");

           (d) By Buyer, as specifically provided in Section 8.10 and Sections
14.1 and 14.2 hereof;

           (e) By Seller, if Buyer fails to perform or breaches any of its material obligations, representations, warranties, covenants or duties under this Agreement, and Buyer has not cured such failure to perform or breach within thirty (30) days after delivery of written notice from Seller ("Buyer's Breach");

           (f) By any party, if the FCC denies the FCC Application, or if the FCC Application is designated for a hearing; or

           (g) By any party, if the Closing has not occurred within seven (7) months of the execution of this Agreement.

     13.2 LIABILITY OF BUYER. Upon a termination of this Agreement (except for reason of a Buyer's Breach) Buyer shall have no further liability hereunder and shall be entitled to immediate return of the Earnest Money Deposit from the Escrow Agent.

     13.3 LIABILITY OF SELLER. Upon termination of this Agreement (except for reason of a Seller's Breach), Seller shall not have any liability or obligation hereunder, except that Seller shall immediately execute a Joint Notice to Escrow Agent and deliver such notice to Escrow Agent, unless such termination is caused by a Buyer's Breach.

     13.4 LIQUIDATED DAMAGES FOR BUYER'S BREACH. Buyer and Seller agree that if the Closing does not occur due to a Buyer's Breach as described in the provisions of Section 13.1(e) above, Seller's sole and exclusive remedy under
Section 13.1(e) shall be the right of Seller to claim and be paid the Earnest Money Deposit. The parties agree that the liquidated damages provided in this Section are intended to limit the claims that Seller may have against Buyer in the circumstances described herein, and that the liquidated damages provided herein bear a reasonable relationship to the anticipated harm which would be caused by a Buyer's Breach. The parties further acknowledge and agree that the amount of actual loss caused by Buyer's Breach is difficult to estimate with precision and that Seller would not have a convenient and adequate alternative to liquidated damages hereunder.

     13.5 SPECIFIC PERFORMANCE AS REMEDY FOR SELLER'S BREACH. Seller acknowledges and agrees that the Station Assets are unique assets not readily available on the open market, and in the event Seller shall fail to perform its obligations to consummate the transactions contemplated hereby, money damages alone cannot adequately compensate Buyer for its injury. In the event a court of competent jurisdiction finds that Seller has failed to perform its obligations under this Agreement and such finding is no longer subject to appeal, Buyer shall be entitled to specific performance of this Agreement and of Seller's obligation to consummate the transaction contemplated hereby, and Seller shall waive any and all defenses that Buyer has an adequate remedy at law.

                                   ARTICLE 14.
                            DAMAGE TO STATION ASSETS

     14.1 RISK OF LOSS. The risk of loss to any of the Station Assets on or prior to the Closing Date shall be upon Seller. Seller shall use all commercially reasonable efforts to repair or replace any damaged or lost Station Assets, provided, however, that in the event that Station Assets with a value of greater than One Hundred Thousand Dollars ($100,000) are damaged or lost as of the date otherwise scheduled for Closing, Buyer may, at its option, either (i) postpone Closing for a period of up to sixty (60) days while Seller repairs or replaces such Station Assets, or (ii) elect to close with the Assets in their current condition, in which case Seller shall assign all proceeds from insurance on such lost or damaged Station Assets to Buyer, and Buyer shall have the responsibility to repair or replace the Station Assets, or (iii) terminate this Agreement without penalty on written notice to Seller. Seller shall have no responsibility to repair or replace damaged or destroyed Station Assets not covered by insurance if the cost of such repair exceeds One Hundred Thousand Dollars ($100,000), provided, however, that should Seller not advise Buyer within five (5) days after being requested to do so that Seller will repair or replace such Station Assets, Buyer may terminate this Agreement without penalty upon written notice to Seller.

     14.2 TRANSMISSION DEFAULT. Should the Station (i) not operate for a period in excess of seventy-two (72) consecutive hours, or (ii) not operate at more than 90% of its maximum authorized power for a period of thirty (30) consecutive days, or if the Station shall not be operating at more than 90% of its maximum authorized power as of the scheduled Closing Date (either (i) or (ii) a "Transmission Default"), and it is reasonably expected that the Transmission Default could be remedied within a reasonable time, Buyer may either elect to terminate this Agreement without penalty upon written notice to Seller or postpone the Closing for a period of up to sixty (60) days while Seller attempts to cure the Transmission Default condition, and if such cure occurs within such sixty (60) day period, then the parties shall consummate the transaction at the earliest practicable date thereafter.

                                   ARTICLE 15.
                            MISCELLANEOUS PROVISIONS

     15.1 BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may voluntarily or involuntarily assign this Agreement or any right or obligation hereunder without the prior written consent of the other party.

     15.2 HEADINGS. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

     15.3 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and the rights of the parties hereto shall be governed, construed and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to the choice of law principles thereof. Jurisdiction and venue for any action arising from or in relation to this Agreement or any provision hereof shall be exclusively in a state or federal court sitting in Denver, Colorado, and

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each party hereby submits to the jurisdiction of and venue in any such court as the agreed exclusive jurisdiction and venue for any such action.

     15.4 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     15.5 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     15.6 CONSTRUCTION. The language used in this Agreement will be deemed to be language chosen by the parties to express their mutual intent. In the event an ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any person or entity by virtue of the authorship of any of the provisions of this Agreement.

     15.7 ATTORNEYS' FEES. Should any party hereto institute any action or proceeding at law or in equity to enforce any provision of this Agreement, including an action for declaratory relief, or for damages by reason of an alleged breach of any provision of this Agreement, or otherwise in connection with this Agreement, or any provision hereof, the prevailing party shall be entitled to recover from the losing party or parties reasonable attorneys' fees and costs for services rendered to the prevailing party in such action or proceeding.

     15.8 NOTICES. Unless applicable law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing. Assuming that the contents of a notice meet the requirements of the specific Section of this Agreement which mandates the giving of that notice, a notice shall be validly given or made to another party if served either personally or if transmitted by facsimile or other electronic written transmission device or if sent by overnight courier service, and if addressed to the applicable party as set forth below. If such notice, demand or other communication is served personally, service shall be conclusively deemed given at the time of such personal service. If such notice, demand or other communication is given by overnight courier, or electronic transmission, service shall be conclusively deemed given at the time of confirmation of delivery. The addresses for the parties are as follows:

           If to Buyer to:

           NRC Broadcasting, Inc.
           1201 Eighteenth Street, Suite 250
           Denver, CO  80202

           With a copy to:

           David D. Oxenford, Esq.
           Shaw Pittman LLP
           2300 N Street NW
           Washington, D.C.  20037

           If to Seller to:

           Radio Unica Corp.
           8400 N.W. 52nd Street
           Suite 101
           Miami, Florida  33166
           Attn:  Steven E. Dawson

           With a copy to:

           Skadden, Arps, Slate, Meagher & Flom LLP
           1440 New York Avenue, N.W.
           Washington, D.C.  20005
           Attn:  John Quale

Any party hereto may change its or his address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the aforesaid manner to the other parties hereto.

     15.9 ENTIRE AGREEMENT. This Agreement, the Schedules and Exhibits attached hereto and the ancillary documents provided for herein, constitute the entire agreement and understanding of the parties hereto relating to the matters provided for herein and supersede any and all prior agreements, arrangements, negotiations, discussions and understandings relating to the matters provided for herein. All Exhibits and Schedules attached hereto or to be delivered in connection herewith are incorporated herein by this reference.

     15.10 WAIVERS. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     15.11 NO THIRD PARTY BENEFICIARIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     15.12 COUNTERPARTS. This Agreement and any ancillary document hereto may be executed in counterpart signature pages, and each such counterpart signature page shall constitute one and the same original signature page.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                                NRC BROADCASTING, INC.


                                                By:
                                                   ---------------------------
                                                Its:
                                                    ----------------------------


                                                RADIO UNICA OF DENVER LICENSE
                                                CORP.


                                                By:
                                                   ---------------------------
                                                Its:
                                                    ----------------------------


                                                RADIO UNICA OF DENVER, INC.


                                                By:
                                                   ---------------------------
                                                Its:
                                                    ----------------------------

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